1994 PROXY TRANSMITTAL LETTER





March 31, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

Gentlemen:

Re:  Registrant:  HON INDUSTRIES Inc,; CIK No. 0000048287

This electronic transmission of the registrant's 1994 definitive proxy statement and proxy form represents the registrant's first electronic filing under the new EDGAR system since becoming a mandated filer in phase-in Group CF-04.

A Fedwire payment of the filing fee in the amount of $125.00 for this document was made to SEC account number 910-8739 at the Mellon Bank in Pittsburgh, Pennsylvania, on Wednesday, March 31, 1994, by the registrant.

Pursuant to Rule 901(d) of Regulation S-T, we have mailed under separate cover one definitive copy of the 1994 HON INDUSTRIES Inc. Proxy Statement and proxy form in paper format and eight copies of the 1993 HON INDUSTRIES Inc. Annual Report to Shareholders for the fiscal year ended January 1, 1994.

No preliminary copies of the proxy statement or proxy form were filed based on the exclusion that this material is being distributed in connection with an annual meeting at which the only matters to be acted upon are the election of directors and the approval of a plan as defined in paragraph (a)(7)(ii) of
Item 402 of Regulation S-K.

Sincerely,

A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary

HON INDUSTRIES Inc.      Common Stock Proxy Solicited by Board of
414 EAST THIRD STREET    Directors for Annual Meeting of Shareholders on
PO BOX 1109              May 10, 1994.
MUSCATINE IA 52761-7109    The undersigned acknowledges receipt of a Notice
                         of Annual Meeting and Proxy Statement dated
                         April 4, 1994, and appoints Stanley M. Howe and
                         Richard H. Stanley, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock of HON INDUSTRIES Inc.
                          which the undersigned is entitled to vote at
                         the annual meeting of shareholders of
                         HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 10, 1994, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked below on the following matters or otherwise in their discretion.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS:
    For a one-year term:      Herman J. Schmidt  / /FOR / /AGAINST / /ABSTAIN

    For three-year terms:     Robert C. Cox      / /FOR / /AGAINST / /ABSTAIN
                              Stanley M. Howe    / /FOR / /AGAINST / /ABSTAIN
                              Lee Liu            / /FOR / /AGAINST / /ABSTAIN
                              Lorne R. Waxlax    / /FOR / /AGAINST / /ABSTAIN

PROPOSAL NO. 2 - ADOPTION OF
1994 MEMBERS' STOCK PURCHASE PLAN:               / /FOR / /AGAINST / /ABSTAIN


This proxy will be voted as specifically directed above. In the absence of such direction, this proxy will be voted FOR
Proposal No. 1 and  Proposal No. 2.   (Continued and to be dated and signed on
reverse side.)




* * * * * * *                   * * * * * * *



The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting.
However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.
PLEASE DATE, SIGN, AND MAIL IN ENCLOSED RETURN ENVELOPE.    Dated
                          , 1994




                                                Signature(s) of Shareholder(s)
                                                / /Individual   / /Corporation
                                                / /Partnership  / /__________


                                     (Please date this proxy and sign
                                     exactly as your name or names
                                     appear hereon. If you sign as
                                     attorney, executor,
                                     administrator, trustee, guardian,
                                     custodian, or corporate official,
                                     please give your full title in
                                     such capacity.)

HON INDUSTRIES Inc.
414 EAST THIRD STREET - P.O. BOX 1109
MUSCATINE, IA 52761-7109
319/264-7400




Notice of Annual Meeting of Shareholders


The 1994 Annual Meeting of Shareholders of HON INDUSTRIES Inc., an Iowa corporation, (the "Company") will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 10, 1994, beginning at 10:30 a.m., in order:

    1. To elect one Director for a term of one year and four Directors for terms of three years.

    2. To consider and act on a proposed 1994 Members' Stock Purchase Plan.

    3. To transact any other business which may properly be brought before the meeting or any adjournment thereof.

The common Shareholders of record as of the close of business on March 14, 1994, are entitled to vote at the meeting.

We encourage you to attend the meeting. We want to keep you informed of the Company's activities and progress.

By Order of the Board of Directors,



A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
April 4, 1994



     PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY
      CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT
                 YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                                          April 4, 1994



                             HON INDUSTRIES INC.
                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 10, 1994



General Information Concerning Solicitation of Proxies

This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on May 10, 1994, at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").
This Proxy Statement and the enclosed proxy card will be first mailed on or about April 4, 1994, to the shareholders of record of HON on the Record Date, as defined below (the "Shareholders").

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Such non-votes will not be considered to be voting on the matters as to which they exist and, thus, will not be counted in determining whether such matters have been approved by two-thirds of the total outstanding shares of common stock entitled to vote in the election of Directors and by the majority of the total outstanding shares of common stock entitled to approve the 1994 Members' Stock Purchase Plan.

The affirmative vote of the holders of a majority of the shares entitled to vote is required for adoption of motions, resolutions, and actions previously recommended by a majority of the Board of Directors, except for changes in voting requirements, election or removal of Directors, or approval of mergers, consolidations, and certain other corporate combinations. Changes in voting rights, election or removal of Directors, and motions, resolutions, and actions not previously recommended by a majority of the Board of Directors require the affirmative vote of the holders of two-thirds of the shares entitled to vote. Approvals of mergers, consolidations, and certain other corporate combinations require the affirmative vote of an amount equal to all shares held by persons who beneficially own at least 10 percent of the Company's outstanding common stock plus two-thirds of the remaining outstanding common stock.

There were 31,424,996 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") outstanding (the "Shares") as of the close of business on March 14, 1994 ("Record Date"). Holders of Shares are entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, one Director is to be elected to hold office for a term of one year and four Directors for terms of three years and, in each case, until their successors are elected and shall qualify. The Board of Directors recommends the election of the five nominees listed on the following page. The named proxies intend to vote for the election of the five nominees. If, at the time of the meeting, any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. One Director retired and one Director resigned from the Board of Directors.

Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.

                                         Nominees For Election
                                                                       Common Stock
                                                                    As of March 14, 1994
                                                                    Amount and
             Principal Occupation                         Nominated Nature of    Percent
             and Business Experienc               Director For Term Beneficial     of
Nominees     During the Past Five Years       Age   Since  Expiring Ownership    Class
Herman J.    Retired.  Director of various    77     1980     1995        2,000   *
Schmidt<F1>  corporations.

Robert W.    Partner, 1969-  , Chairman of    56     1994     1997         -0-    *
Cox<F2>      the Policy Committee, 1992- ,
             Managing Partner and Chairman of
             the Executive Committee and the
             Strategic Planning Committee,
             1984-92, Baker & McKenzie (an
             international law firm).

Stanley M.   Chairman of the Board, 1984- ,   70     1958     1997    1,989,038<F3>6.33%
Howe         President, 1964-90, CEO,
             1979-91, HON INDUSTRIES Inc.

Lee Liu      Chairman of the Board,           60     1990     1997          500    *
             President, and CEO, 1993- ,
             Director, President, and
             CEO, 1991-93, IES Industries
             Inc.; Chairman of the Board
             and CEO, 1992- , Iowa
             Southern Utilities Co.;
             Chairman of the Board
             and CEO, 1990- , Chairman
             of the Board and President,
             1986-90, Iowa Electric Light
             and Power Company; Chairman
             of the Board and President,
             1986-91, IE Industries Inc.,
             predecessor to IES Industries
             Inc. (energy, transportation,
             and telecommunications).

Lorne R.     Executive Vice-President,        60     1994     1997        2,000    *
Waxlax<F4>   Diversified Group, 1985- ,
             The Gillette Company.

                           Incumbent Directors


                                                                           Common Stock
                                                                        As of March 14, 1994
                                                                        Amount and
             Principal Occupation                                       Nature of  Percent
Continuing   and Business Experience                  Director  Term    Beneficial   of
Directors    During the Past Five Years         Age    Since   Expires  Ownership   Class
<F8>
Austin T.   President, 1983- ,                  70     1970     1994<F5> 11,620<F3> *
Hunt, Jr.   Three M Tool and Die Corp.

W. James    Executive Vice President, 1983- ,   51     1988     1995        100     *
Farrell     Illinois Tool Works Inc. (ITW);
            President, 1983-   , Specialty
            Mechanical and Adhesive Products
            Group, ITW (highly engineered
            products and systems).

Jack D.     President, 1990- , CEO, 1991- ,     56     1990     1995     73,467     *
Michaels    HON INDUSTRIES Inc.; President
            and CEO, 1987-90, Hussmann
            Corporation (food service
            refrigeration equipment).

Michael S.  Senior Vice President, Engineering, 56     1980     1995      6,000     *
Plunkett<F6>Technology & Human Resources,
            1986- , Deere & Company
            (mobile power machinery).

Celeste C.  Assistant Controller, 1994- ,       51     1993     1996        500     *
Michalski   NYNEX; Comptroller, 1993-94, New
            York Telephone, largest operating
            company of NYNEX; Vice President
            and Controller, 1988-93, Gencorp, Inc.

Richard H.  Chairman of the Board, 1984- ,      61     1964     1996  2,658,779<F3> 8.46%
Stanley     Stanley Consultants, Inc. (international                    <F7>
            engineering, architecture, planning, and
            management); President, 1986-  , SC
            Companies, Inc.; Vice Chairman of the
            Board, 1979- , HON INDUSTRIES
            Inc.; President, 1984-  , The Stanley
            Foundation (private operating
            foundation).

Jan K.      Vice Chairman and Director, 1988- , 56    1992     1996       1,000     *
Ver Hagen   Emerson Electric Co. (electrical and
            electronic products and systems).


    *  Less than 1 percent.

<F1>   Mr. Schmidt is also a director of H.J. Heinz Co., MAPCO Inc., Seligman
       Select Municipal Fund, Inc., Seligman Quality Municipal Fund, Inc., Seligman Mutual Funds, and Tri-Continental Corporation, each of which has a class of securities registered with the Securities and Exchange Commission.

<F2>   Mr. Cox was elected a Director by the Board of Directors at its
       February 14, 1994, meeting to serve the unexpired term of Mr. Axel. See footnote 8.

<F3>   Figures include shares held by or for the benefit of the spouse and/or children of Mr. Howe, 1,182,578; Mr. Hunt, 11,120; and Mr. Stanley, 89,736. Each Director disclaims beneficial ownership of such respective shares.

<F4>   At its February 14, 1994, meeting, the Board of Directors amended the
       Company's By-laws to increase the number of Directors from eleven to twelve and elected Mr. Waxlax to serve until the next meeting of Shareholders. He is also a director of Waban, Inc. and Clean Harbors Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

<F5>   Austin T. Hunt, Jr., is retiring from the Board of Directors, effective the date of the Annual Meeting.

<F6>   Mr. Plunkett is also a director of Mid States Bancshares, Inc., which has a class of securities registered with the Securities and Exchange Commission.

<F7>   Includes 13,072 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 2,402,522 shares owned by The Stanley Foundation and 37,987 shares owned by E & M Charities. Mr. Stanley is President and a director of The Stanley Foundation and a director of E & M Charities and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership." See "Beneficial Owners of Common Stock" on the following page.

<F8>   John W. Axel resigned from the Board of Directors effective January
       1994.

/TABLE

Beneficial Owners of Common Stock

The following table sets forth information known as of March 14, 1994, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table.

Name and Address                   Amount and Nature             Percent
of Beneficial Owner            of Beneficial Ownership           of Class
State Farm Insurance Companies       3,683,200                      11.72%
One State Farm Plaza
Bloomington, Illinois 61701

The Stanley Foundation               2,402,552<F1>                   7.64%
216 Sycamore Street
Muscatine, Iowa 52761

Bandag, Incorporated                 2,395,000                       7.62%
Bandag Center
Muscatine, Iowa 52761

Stanley M. Howe                      1,989,038                       6.33%
1124 Oakland Drive
Muscatine, Iowa 52761

Terrance L. and Loretta B. Mealy     1,666,988                       5.30%
301 East Second Street
Muscatine, Iowa 52761

John W. Axel                            10,973                         *

R. Michael Derry                         4,372                         *

E. William Housh                         3,109                         *

All Directors and Executive
Officers as a Group                  2,308,847<F2>                   7.35%

    * Less than 1 percent.

<F1>   Richard H. Stanley, a Director of the Company, is President and a
       director of The Stanley Foundation.   As such, he shares voting and
       dispositive powers regarding the shares owned by the Foundation, of which he disclaims "beneficial ownership."

<F2>   After elimination of duplication caused by shared voting or dispositive powers of certain stock listed in the above table.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 1, 1994, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with, except Mr. Stanley inadvertently failed to timely file (1) one report on Form 4 covering one transaction in Company securities held by a family trust of which he is co-trustee and beneficiary, and (2) a separate, initial ownership report covering shares held by such family trust.

Board Meetings, Committees, and Fees

The Board of Directors held four meetings during the last fiscal year. The Board has standing committees which deal with audit matters, compensation, and nominations to the Board.

The Audit Committee consists of Richard H. Stanley and Celeste C. Michalski, and it met five times during the last fiscal year. The Committee recommends selection of independent auditors and verifies auditors' performance, fees, and audit plans prior to the audit. The Committee also reviews the annual financial statements, the auditors' management letter with both the outside auditors and management, the annual pension and profit-sharing audits, nonaudit services provided by the Company's independent auditors, the Company's insurance coverage, and any other financial transactions directed by the Board.

The Human Resources and Compensation Committee is comprised of Lee Liu, Michael S. Plunkett, and Herman J. Schmidt, and it met four times during the last fiscal year. The Committee reviews executive compensation and benefit programs for all members, management's recommendations on election of officers, and human resources development.

The Public Policy and Corporate Governance Committee is comprised of W. James Farrell, Austin T. Hunt, Jr., and Jan K. Ver Hagen, and it met four times during the last fiscal year. The Committee monitors social accountability and recommends the size of the Board, committee jurisdiction and assignments, and candidates for the Board of Directors. The Committee will consider candidates recommended in writing by Shareholders by the deadline for Shareholder proposals.

Each outside Director receives a quarterly retainer of $4,500; $1,000 for each Board meeting or special meeting of a committee of which the Director is a member (or, if more than six hours of round-trip travel time are required, $2,000); and $500 for each telephone conference meeting. Directors are also paid travel and related expenses for meetings attended.

Required Vote

Approval of the election of the above nominees as Directors requires the affirmative vote of the holders of a majority of Shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

The following tables set forth the compensation awarded to, earned by, or paid to the Company's CEO and the other four most highly compensated executive officers of the Company for the years indicated:

                           Summary Compensation Table
                                   Annual              Long-Term
                                Compensation         Compensation    All Other
Name and              Fiscal              Other   Restricted         Compen-
Principal             Year Salary Bonus   Annual  Stock   LTIP       sation
Position                     ($)   ($)    Compen- Awards  Payouts     ($)
                                  <F1>    sation    ($)    ($)       <F5>
                                           ($)    <F3>    <F4>
                                          <F2>
Jack D. Michaels,     1993 366,667 297,830                           23,017
President and CEO     1992 350,000 263,091                           24,089
                      1991 303,333 205,055

Stanley M. Howe,      1993 166,667 115,609                282,725    23,321
Chairman              1992 216,667 162,488                           24,089
                      1991 296,667 160,966

E. William Housh,     1993 193,114 109,061 38,429          15,159    24,520
President, The HON    1992 191,000  98,712                           24,817
Company               1991 140,128  75,000

John W. Axel,         1993 161,667  11,244                           21,026
Senior Vice President,1992 155,333  58,166                           24,089
Finance and           1991 146,167  50,438                 48,357
Development

R. Michael Derry      1993 167,667  65,910                           20,408
Senior Vice President,1992 160,667  58,590                           20,050
Administration        1991 149,333  53,114                 60,445

<F1> This column includes bonuses awarded under the Company's Executive Bonus
     Plan with respect to fiscal years 1993, 1992, and 1991. These bonuses are payable in three installments over two years, subject generally to a participant's continued employment with the Company at the time of payment. It also includes cash profit-sharing payments under the HON Members' Cash Profit-Sharing Plan, a plan generally applicable to all members. The payments made in the 1993 fiscal year were as follows: Mr. Michaels - $12,830; Mr. Howe - $10,609; Mr. Housh - $13,061; Mr. Axel -
     $11,244; and Mr. Derry - $10,910. Cash profit-sharing is earned on a non-fiscal year cycle. In last year's proxy statement, the 1992 fiscal year payments were reported under Other Annual Compensation.

<F2> The figure for Mr. Housh includes a relocation expense reimbursement in the 1993 fiscal year.

<F3> In the 1993 fiscal year, Mr. Michaels received $3,400 in lieu of but equal to dividends on the unvested portion of his 1990 restricted stock award, all of which vested during the 1993 fiscal year.

<F4> These payouts vested in the designated fiscal periods.  In last year's proxy statement, Mr. Axel's and Mr. Derry's payouts were reported for fiscal years in which payments were first received. Mr. Howe's payout represents cumulative appreciation over the five-year period starting January 1, 1989 on 600,000 units of permanent capital of HON INDUSTRIES Inc., as reflected in the following accruals by the Company which were disclosed (except for 1992) in the Company's proxy statements for the following fiscal years: 1989 - $93,300; 1990 - $171,384; 1991 -
     $143,451; 1992 - $196,183; and 1993 - $252,425.  Of the total earned of
     $856,743, one-third will be paid in 1994, one-third in 1995, and one-third in 1996. See discussion of Executive Long-Term Incentive Compensation Plan on page 13 of the Report of the Human Resources and Compensation Committee on Executive Compensation.

<F5> This column is required to be reported starting the 1992 fiscal year.
     Included are Company contributions to the HON Members Company Ownership Plan and the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance premiums under the HON INDUSTRIES Inc. Flexible Benefits Plan, all of which are generally applicable to all members. The amounts paid under the HON Members Company Ownership Plan in the 1993 fiscal year were as follows: Mr. Michaels - $4,690; Mr. Howe - $4,690; Mr. Housh - $4,690; Mr. Axel -
     $4,290; and Mr. Derry - $4,134. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan in the 1993 fiscal year were as follows: Mr. Michaels - $17,978; Mr. Howe - $17,978; Mr. Housh
     - $18,980; Mr. Axel - $16,447; and Mr. Derry - $15,850.  The dollar value of Company-paid life insurance premiums under the HON INDUSTRIES Inc. Flexible Benefits Plan in the 1993 fiscal year are as follows: Mr. Michaels - $349; Mr. Howe - $653; Mr. Housh - $850; Mr. Axel - $289; and Mr. Derry - $424.

          Long-Term Incentive Plans - Awards in Last Fiscal Year <F1>

     Name       Number of Shares,  Performance or      Estimated Future Payouts
                Units, or Other    Other Period Until       Under Non-Stock
                   Rights<F2>      Maturation or         Price-Based Plans<F4>
                                    Payout<F3>     Threshold<F5>Target<F6>Maximum<F7>
                                                       ($)        ($)        ($)
Jack D. Michaels     300,000      Five Years           -0-       425,000     -N/A-

Stanley M. Howe      - - - -         - - - -           - - -     - - - -     - - - - - -

E. William Housh     - - - -         - - - -           - - -     - - - -     - - - -

John W. Axel         - - - -         - - - -           - - -     - - - -     - - - -

R. Michael Derry     - - - -         - - - -           - - -     - - - -     - - - -

<F1> The performance criterion is the appreciation in permanent capital in the business unit as to which the long-term incentive award is granted. Appreciation is measured on a net cumulative basis over the award period. Under the Company's Executive Long-Term Incentive Compensation Plan, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such gains and losses from sales of assets and sales, transfers, or redemptions of permanent capital, and certain other extraordinary and non-operating items.

<F2> Awards under the Company's Executive Long-Term Incentive Compensation
Plan are based upon appreciation on units of permanent capital of HON INDUSTRIES Inc. or one of its business units. Each unit of permanent capital is equal to one dollar.

<F3> An award normally is made for a period of 5 fiscal years, unless another period is designated by the Board of Directors. An award is subject to forfeiture if a participant's employment ends prior to the award vesting for any reason other than death, disability, change in control, or retirement after age 55. Payouts are made in 3 equal installments over 2 years, unless otherwise determined by the Board of Directors.

<F4> An award payout is equal to the net cumulative appreciation (or depreciation) on units of permanent capital. An award payout is designed to correlate directly to the financial performance of the relevant business unit.

<F5> Threshold amounts are not specified under the Company's Executive
Long-Term Incentive Compensation Plan but as a practical matter are zero, since a participant will not receive any award payout if there is no net cumulative appreciation or net growth over the award period in the permanent capital of the relevant business unit.

<F6> Target amounts for each officer are based on historical and projected net cumulative appreciation on the permanent capital of these business units, with reference to the immediately preceding fiscal year.

<F7> Maximum amounts are not specified under the Company's Executive Long-Term
Incentive Compensation Plan but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition, and the business unit's manufacturing capacity.

                               Performance Graph

             Comparison of Five-Year Cumulative Total Return<F1>
Among HON INDUSTRIES Inc., S & P 500 Index, and Office Furniture Industry
Group <F2>

                                 Total Return

                                  ---Graph---




     This graph assumes $100 invested on December 31, 1988, in each of:   HON
INDUSTRIES Inc. Common Stock, S & P 500 Stocks, and Office Furniture Industry
Group Stocks.

     Measurement Period                                                  Office Furniture
     Fiscal Year Covered          HON INDUSTRIES Inc.   S & P 500 Index  Industry Group
     Measurement Pt-12/30/88           $100                 $100              $100
                    12/29/89            209.48               131.60            107.30
                    12/28/90            164.93               127.52             97.30
                    12/27/91            206.69               166.29            118.10
                    12/31/92            261.59               178.93            133.60
                    12/31/93            311.24               197.00            182.40

<F1> The Total Return figures for each year assume reinvestment of dividends and are based upon the closing stock price on the last trading day of the Company's fiscal year and the last trading day of December for each corre sponding year for both the S & P 500 Index and Office Furniture Industry Group.

<F2> S & P 500 and Office Furniture Industry Group are as of last trading day of December of each corresponding year. The Office Furniture Industry Group consists of Herman Miller, Inc.; Kimball International, Inc.; La-Z-Boy Chair Co.; Shelby Williams Industries, Inc.; and TAB Products Company, the only other companies in the office furniture industry that have been publicly traded for at least five years prior to December 31, 1993.

The comparative performance of the Company's Common Stock against the indexes as depicted in this graph is dependent on the price of the stock at a particular measurement point in time. Since individual stocks aremore volatile than broader stock indexes, the perceived comparative performance strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe this graph should be considered as the sole indicator of Company performance.

          REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS OF HON INDUSTRIES INC.
                          ON EXECUTIVE COMPENSATION

Overall Policy. The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will be able to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the business unit he or she manages; and
(iii) provide incentives for high levels of performance.

The Company also believes executive compensation should be subject to objective review. For this reason, the Human Resources and Compensation Committee of the Board of Directors was established and has now been in operation for many years. All matters pertaining to executive compensation are submitted to the outside Directors of the Board for approval following review and recommendation by the Committee.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the
Company's: (1) compensation strategy is aligned with the long-term interest of the Shareholders; (2) compensation structure is fair and reasonable; and
(3) compensation reflects both Company and individual performance. The Committee utilizes comparative compensation surveys developed by independent organizations in discharging its responsibilities.

The Committee is comprised of three Directors, none of whom are current or former members of the Company. There are no interlocking Board memberships
between the Company and the outside Directors.   The Committee met four times
during fiscal 1993.

Executive Compensation Program. The Company's executive compensation program consists of the following components:

Base Salary. Base salaries are initially determined by evaluating the responsibilities of a position, the experience of a candidate, his or her prior compensation, and compensation for positions having similar scope and accountability within the Company. Basic comparisons are made to similar size companies in the durable goods manufacturing industry, based upon surveys prepared by reputable independent organizations.

Salary adjustments are usually made annually for executive officers by considering changes in an executive's performance, in his or her responsibil ities, and by reference to salary surveys for comparably situated executives with companies of similar size in the durable goods manufacturing industry.

Executive Bonus Plan. There are currently 55 members participating in the Company's Executive Bonus Plan ("Bonus Plan"). Bonuses are normally awarded annually based upon the Company's or an operating unit's prior fiscal year performance. The goals of the Bonus Plan are to motivate and reward Company, business unit, and individual accomplishments. Performance criteria include:
(i) return on assets/equity level and trend, (ii) market share level and trend, (iii) significant actions and accomplishments which promote long-term growth and profitability, (iv) achievement of annual strategic objectives, and
(v) pursuit and achievement of the Company's Vision Statement. The six principles of the Statement are: HON INDUSTRIES shall be profitable, be economically sound, pursue sound growth, be a supplier of quality products and services, be a good place to work, and be a responsible corporate citizen.

The level of awards is determined by the potential impact an executive has over the realization of Company profits and growth. Bonus awards cannot exceed 100 percent of base salary for the Chairman of the Board and the President, 75 percent of base salary for the head of an operating company, 50 percent of base salary for any other officer, or 25 percent of base salary for any other participant.

Each award is paid in three installments over two years: (1) the first installment is equal to one-half of the award; and (2) the second and third installments are each equal to one-fourth of the award. In order to earn and receive payment, the participant must be employed with the Company through the date of payment of each installment. Bonuses are awarded and paid in cash.

Executive Long-Term Incentive Compensation Plan. There are currently 17 participants in the Company's Executive Long-Term Incentive Compensation Plan ("Incentive Plan"), including operating company presidents and certain key corporate officers. Its purpose is to focus the attention of senior executives on the long-term health of the Company. An additional purpose is to strengthen the ability of the Company to attract, motivate, and retain senior executives of high caliber.

Awards made under the Incentive Plan are in the form of rights to the appreciation, over a five-year period, in the value of units of permanent capital of the Company and/or one of its operating companies. New awards are granted at the discretion of the Board of Directors. The size of an award is dependent upon the impact the executive has on the long-term realization of Company sales and profits. The ultimate value of an award payout is dependent on the financial performance of the applicable business unit. Rights to award payouts become vested at the end of the award period or on death, disability, retirement at age 55, or change in corporate control. Award payouts are made in cash in three equal installments over two years unless the Board of Directors approves a different payout schedule.

For purposes of administering awards under both the Company's Bonus Plan and its Incentive Plan, the Committee has reviewed the federal income tax legislation adopted during 1993 limiting the deductibility of certain executive compensation in excess of $1 million. Based in part on the fact that awards granted prior to February 18, 1993, are not covered by the new legislation, the Committee has determined that it is highly unlikely that payouts under the Company's existing programs will be affected by the new limitation during 1994.

CEO Compensation. In determining Mr. Michaels' compensation, the Committee considers the Company's success in meeting its performance goals in the areas of profitability, return on equity, sales growth, financial soundness, member relations, and corporate citizenship, as well as the assessment of the Committee and the Board of Directors of Mr. Michaels' individual performance. The Committee also considers the compensation levels of chief executive officers as shown by reputable independent surveys for organizations of equivalent size in the durable goods manufacturing industry.

The Company achieved very positive results in fiscal 1993 under Mr. Michaels' leadership. Net income, net sales, and earnings per share reached all-time highs. Year over year, the Company had a 10.4 percent increase in sales, a
16.7 percent increase in net income, and a 26.4 percent return on average equity. This was accomplished in a year when the office furniture industry as a whole only realized approximately a 6 percent increase in shipment dollars.

Under the Bonus Plan, Mr. Michaels received a 1993 award of $285,000 as compared to a 1992 award of $250,000. Mr. Michaels' bonus was in recognition of the strong Company performance in fiscal 1993 and his leadership in positioning the Company for continued growth in the future.

HUMAN RESOURCES AND
  COMPENSATION COMMITTEE
Lee Liu, Chairperson
Michael S. Plunkett
Herman J. Schmidt

Salary Deferral Plan

The Company's Salary Deferral Plan allows Directors and officers to defer receiving any or all current compensation until specific future years chosen by them. During the deferral period, interest is credited to an individual's account at a rate 0.5 percent below the prime interest rate.

Change in Control Employment Agreements

The Company has entered into employment agreements with certain key members and corporate officers, including the executives listed in the Summary Compensation Table on page 8, to take effect on the occurrence of a change in control. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's Common Stock or when more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors.

If, at any time within two years of a change in control, a key member's position, salary, bonus, place of work or Company-provided benefits are modified, or his or her employment is terminated for any reason other than cause, then the key member is entitled to receive continued salary and benefits for the remainder of the two-year period and full vesting under Company benefit plans.


PROPOSAL NO. 2 - ADOPTION OF THE 1994 MEMBERS' STOCK PURCHASE PLAN

On March 14, 1994, the Board of Directors of the Company adopted, subject to Shareholder approval, the HON INDUSTRIES Inc. 1994 Members' Stock Purchase Plan (the "Purchase Plan"), which authorizes the granting of options to purchase up to 500,000 shares of Common Stock to the Company's members. The Purchase Plan is similar to the Company's Members' Stock Purchase Plan currently in effect (the "Existing Plan"). Subject to Shareholder approval of the Purchase Plan, no further options will be granted under the Existing Plan.


The following is a summary of the principal provisions of the Purchase Plan, but it is not intended to be a complete description of all of the terms and
provisions of the Purchase Plan.   The capitalized terms used herein are as
defined in the Purchase Plan.   A copy of the Purchase Plan is attached hereto
as Exhibit A.

Description of the Purchase Plan

Purpose. The Purchase Plan is intended to advance the interests of the Company and its Shareholders by strengthening the Company's ability to attract and retain members who have training, experience, and ability to enhance the profitability of the Company and to reward members of the Company and its subsidiaries upon whose judgment, initiative, and effort the successful conduct and development of their business largely depend.

Administration. The Purchase Plan will be administered by a committee of the Board of Directors consisting of not less than three members appointed by the Board (the "Committee"), each of whom will be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee may be, but need not be, the Human Resources and Compensation Committee of the Board of Directors. The Committee will have authority, among other things, to make adjustments in the option price and the number and kind of optioned shares as may be equitably required as a result of stock splits or other changes affecting the Common Stock. The interpretation and construction by the Committee of any provision of the Purchase Plan or of any option granted under it will be final.

Eligibility. Any person who has been employed by the Company or a subsidiary for at least one year and who works 20 or more hours a week is eligible to participate in the Purchase Plan. Members of a collective bargaining unit will not be eligible to participate in the Purchase Plan if such collective bargaining unit has elected not to participate in the Purchase Plan.

Currently, approximately 4,895 members of subsidiaries of the Company and 96 members of the Company would be eligible to participate in the Purchase Plan.

Terms of Options and Acceptance. On the first business day of each fiscal quarter during which the Purchase Plan is in effect (the "Grant Date"), each eligible member will be granted an option to purchase shares of Common Stock. A member will evidence acceptance of the option by executing and providing to the Company a Subscription and Authorization Form providing for the subscrip tion of any whole dollar amount of Common Stock not to exceed the lesser of
(i) 20 percent of his or her gross earnings (determined by a member's most recent W-2 form prior to the Grant Date); or (ii) 2,000 shares. Payment of the purchase price may be accomplished through payroll deductions or a
lump-sum payment (subject to certain minimum amounts).   Notwithstanding the
foregoing, a member will not be granted options under the Purchase Plan if (i) immediately after the option was granted, such member would have the right to purchase (under all of the Company's member stock purchase plans) shares of Common Stock having a fair market value as of the relevant Grant Dates in excess of $25,000 in any calendar year, or (ii) immediately after the option was granted (and assuming the purchase of all stock which such member has the right to purchase), such member would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company.

Once a member accepts an option under the Purchase Plan, the member automati cally will be deemed to have accepted all further options to be granted on subsequent Grant Dates unless he or she withdraws from the Purchase Plan. After a member sets the rate of payroll deductions, he or she may increase or decrease the rate for any subsequent offering by submitting appropriate forms to the Company at least ten days prior to the applicable Exercise Date.

Purchase of Stock. The purchase of the shares of Common Stock takes place automatically on the last business day of each fiscal quarter during which the Purchase Plan is in effect (the "Exercise Date"). Shares of Common Stock issued pursuant to the Purchase Plan shall be authorized but unissued shares. The number of shares purchased by each optionee is determined by dividing the amount credited to his or her account by the purchase price per share determined as described below. Fractional shares of Common Stock may not be purchased. If the number of shares which may be purchased on any Exercise Date exceeds the number of shares eligible for issuance under the Purchase Plan, the shares eligible for issuance will be made available for purchase on a pro rata basis.

Purchase Price. The purchase price of shares purchased on any Exercise Date shall be 85 percent of the closing price of the Common Stock on the applicable Exercise Date, as quoted by the NASDAQ National Market (the "NASDAQ"). As of March 14, 1994, the closing price of the Common Stock was $33.125.

Cancellation and Withdrawal. An optionee may cancel any option and/or withdraw from the Purchase Plan by giving written notice to the Company at least ten days before any Exercise Date. All unused payments credited to his or her account will be refunded after receipt of such notice.

Termination of Employment. If an optionee retires or becomes disabled, the accumulated credit to his or her account upon such retirement or disability will be used to purchase shares of Common Stock on the next Exercise Date. In addition, he or she may elect to continue making payments equal to the rate of payroll deductions or lump-sum payments made before such retirement or disability until the first Exercise Date following such retirement or disability. If an optionee dies, the optionee's designated beneficiary or personal representative may exercise the same elections available to an optionee who retires or becomes disabled. If an optionee ceases to be employed by the Company or a subsidiary for any other reason, the total unused payments credited to his or her account will be refunded promptly, and he or she will have no further rights under the Purchase Plan.

Resale of Shares. All shares of Common Stock issued under the Purchase Plan are subject to transfer restrictions for a period of five years from the Exercise Date. An optionee must first offer shares to the Company before selling the shares to a third party. The Company then has three business days to notify the optionee of its intent to accept or decline the optionee's offer. If the Company accepts the offer, the Company will repurchase the shares (i) at a price equal to the lower of the price paid by the optionee for such shares or the closing price on the applicable offer date, as quoted by NASDAQ, if the shares being sold were not purchased by the optionee at least one year prior to the date of sale; or (ii) at the closing price on the applicable offer date, as quoted by NASDAQ, if the shares being sold were purchased by the optionee more than one year prior to the date of sale.

Notwithstanding the foregoing, after an optionee has held shares for two years after the applicable Exercise Date, an optionee may transfer such shares to a spouse, child, lineal descendant, or a trust for the benefit of any of the foregoing. The restriction described in the preceding paragraph will continue to apply to such transferred shares until the end of the five-year period.

Adjustment. The Committee may adjust the option price and the number and kind of shares of Common Stock or other securities that are covered by outstanding options, the aggregate number and kind of shares of Common Stock or other securities which may be sold pursuant to the Purchase Plan and the maximum number and kind of shares of Common Stock or other securities which may be purchased by any individual member under the Purchase Plan to prevent dilution or enlargement of the rights of options which would result from any stock dividend, stock split, combination of shares, recapitalization, or other changes in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock or any other corporate transaction or event having an effect similar to any of the foregoing.

Amendment or Termination. The Committee may at any time amend or terminate the Purchase Plan. Except for the adjustments described above, without the approval of the Shareholders of the Company, no such amendment (i) may increase the total number of shares available for issuance under the Purchase Plan, (ii) materially modify the requirements as to eligibility for participa tion in the Purchase Plan, (iii) cause the options issued under the Purchase Plan to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Internal Revenue Code (the "Code"), or
(iv) cause the transactions under the Purchase Plan to cease to qualify as exempt transactions under Rule 16b-3 under the Exchange Act.

Other Provisions. No options may be granted under the Purchase Plan more than ten years after the date of adoption of the Purchase Plan by the Board of Directors. No option granted under the Purchase Plan is transferable by a participant except by will or the laws of descent and distribution. Options granted under the Purchase Plan may not be exercised during an optionee's lifetime except by the optionee or, in the event of his or her incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

Federal Income Tax Consequences

The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Assuming the Purchase Plan qualifies under Section 423 of the Code, participants will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon purchase of shares thereunder. All tax consequences of purchasing shares under the Purchase Plan are deferred until the participant sells or otherwise disposes of the shares or dies.

If the shares are held more than two years from the applicable Grant Date and more than one year from the applicable Exercise Date, the participant will be taxed on the sale of such shares at long-term capital gains rates, except to the extent that the participant realizes ordinary income under Section 423(c) of the Code in an amount equal to the lesser of (i) 15 percent of the fair market value of the shares on the Grant Date or (ii) the amount by which the fair market value of the shares at the time of the sale exceeds the purchase price.

If a participant should die owning shares acquired under the Purchase Plan, he or she will be deemed to have disposed of his or her shares on the date of death and will realize ordinary income to the extent of the ordinary income component described in the preceding paragraph, but no capital gain will result until the time of a subsequent sale, when the amount of gain will typically be equal to the excess of the selling price over the fair market value of the shares on the date of death or the alternative valuation date for federal estate tax purposes.

If shares acquired under the Purchase Plan are sold, exchanged, or otherwise disposed of before the end of the required holding periods described above, the participant will, in the usual case, realize ordinary income at the time of disposition equal to the excess of the fair market value of the shares on the applicable Exercise Date over the purchase price of the shares. Any additional gain on the sale or disposition should be taxable as capital gains, long-term or short-term, depending on the holding period. Different tax consequences, however, may apply in the case of officers and Directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

To the extent that a member of the Company or any subsidiary realizes ordinary income because he or she did not hold the stock more than two years from the applicable Grant Date and more than one year from the applicable Exercise Date, the Company or its subsidiary will be entitled to a corresponding deduction in the year in which the disposition occurs, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, and that any applicable withholding requirements are satisfied. Otherwise, no deduction is allowable to the Company with respect to shares acquired under the Purchase Plan.

Existing Plan Activity

Participation in the Purchase Plan is voluntary and is dependent upon each eligible member's election to participate and his or her determination as to the level of payments or payroll deductions. Accordingly, purchases under the Purchase Plan are not determinable. The following is based upon participant contributions under the Existing Plan for fiscal 1993, and sets forth in the table below certain results that would have been obtained under the Purchase Plan had it been in effect, specifically: (i) dollar value of the Com pany-provided benefits as of relevant Grant Dates and (ii) number of shares as of relevant Exercise Dates for each of the Named Executive Officers, all current executive officers as a group, all current non-executive officer directors as a group, each nominee for election as a Director, each associate of a Director, executive officer, or nominee and all non-executive officer employees as a group.

     Name and Position           Dollar Value               Number of Shares
                                                               Purchased
     Stanley M. Howe*                      N/A                   N/A
     Jack D. Michaels                $4,213.51                 1,088
     E. William Housh                $4,276.44                 1,068
     John W. Axel                         $-0-                   -0-
     R. Michael Derry                $  402.92                   104
     All Current Executive Officers
       as a Group                    $8,892.87                 2,260
     All Current Directors who are not
       Executive Officers as a Group       N/A                   N/A
     Each Nominee for Election as a
       Director                            N/A                   N/A
     Each Associate of a Director,
       Executive Officer or Nominee        N/A                   N/A
     All Non-Executive Officer Members,
       as a Group                  $184,052.36                47,555


     * Since Mr. Howe is more than a 5 percent Shareholder of the Company, he is not eligible to participate in the Purchase Plan.

/TABLE

The foregoing information is not necessarily indicative of the number of shares such individuals or groups will purchase under the Purchase Plan.

Required Vote

Approval of the adoption of the Purchase Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PURCHASE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


Independent Auditors

Representatives of Ernst & Young, the Company's independent auditors, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Deadline for Shareholder Proposals for 1995 Annual Meeting

Proposals by Shareholders intended to be presented at the 1995 Annual Meeting must be received at the Company's executive offices no later than December 1, 1994, to be included in the proxy statement and proxy form.

Other Matters

The Board of Directors knows of no other matters which will be brought before the meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-7109, the Company will provide, without charge to the Shareholder, a copy of its Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the Company's most recent fiscal year.

Information set forth in this proxy statement is as of March 14, 1994, unless otherwise noted.




A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
April 4, 1994


The Annual Report to Shareholders of the Company for the fiscal year ended January 1, 1994, which includes financial statements, has been mailed to Shareholders of the Company. The Annual Report does not form any part of the material for the solicitation of proxies.


                                  EXHIBIT A



                              HON INDUSTRIES INC.
                        1994 MEMBERS' STOCK PURCHASE PLAN


SECTION 1.  PURPOSE.

     This 1994 Members' Stock Purchase Plan (the "Plan") is intended to advance the interests of HON INDUSTRIES Inc. (the "Company") and its Shareholders by strengthening the Company's ability to attract and retain members who have training, experience, and ability to enhance the profitabil ity of the Company and to reward members of the Company and its subsidiaries upon whose judgment, initiative, and effort the successful conduct and development of their business largely depend. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a committee (the "Committee") of not less than three members of the Board of Directors appointed by the Board of Directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may be, but not need be, the Human Resources and Compensation Committee. The majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. The Committee may establish any policies or procedures which in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

SECTION 3.  ELIGIBILITY.

     Each member (as defined below) of the Company or of any subsidiary (as defined below) of the Company who has been employed by the Company or by a subsidiary of the Company for one year or more on any grant date (as defined below) shall be offered options under the Plan to purchase the Company's common stock, par value $1.00 per share ("Common Stock"), except that no member shall be granted an option under the Plan if, immediately after the option was granted, such member would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of
Section 424(d) of the Code, and stock which the member may purchase under outstanding options shall be treated as owned by the member.

     For purposes of the Plan, the term "member" shall not include a member whose customary employment is less than 20 hours per week or a member of a collective bargaining unit that has elected not to participate in the Plan. A member who is a member of such a collective bargaining unit will not be eligible to participate in the Plan as long as the unit's election not to participate is outstanding. A unit's election shall be deemed to be outstanding until such time that the unit provides written notice to the Company revoking its election not to participate in the Plan.

     For purposes of the Plan, the term "subsidiary" means any division or wholly owned subsidiary either of the Company or of any wholly owned subsidiary of the Company. For purposes of the Plan, the term "Grant Date" means the first business day of each fiscal quarter of the Company during which this Plan is effective. The first Grant Date under this Plan will be July 5, 1994.

SECTION 4.  PARTICIPATION.

          (a) An eligible member shall evidence his or her acceptance of the option by completing a written agreement (the "Subscription and Authorization Form") provided by the Committee and filing it as directed by the Committee at least 10 days before the applicable Grant Date. Once a member provides the Committee with the Subscription and Authorization Form, he or she continues as participant in the Plan until he or she withdraws from the Plan by providing written notice to the Company at least ten days before any exercise date (as defined in Section 6(c) of the Plan).

          (b) In the Subscription and Authorization Form, an eligible member shall subscribe for any whole dollar amount of Common Stock subject to the following limitations: (i) the whole dollar amount shall not exceed 20 percent of his or her compensation (as defined below); (ii) if the number of shares of Common Stock computed in accordance with the foregoing includes a fraction, such number shall be rounded down to the next whole number; and
(iii) the maximum number of shares of Common Stock covered by the option shall not exceed 2,000 shares of the Company's Common Stock. All unused payments representing fractional shares credited a member's account will be applied towards the option price of the option for the next succeeding term. Any other unused payments shall be returned to the member within a reasonable period of time.

     For purposes of this Plan, the term "compensation" means gross earnings shown on a member's most recent W-2 form prior to the date the option is granted (adjusted to an annual rate, if the W-2 form covers less than 12 calendar months) and does not include any deferred compensation.

SECTION 5.  STOCK.

     The stock subject to the options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to the provisions of Section 6(h), the aggregate number of shares which may be purchased under the Plan shall not exceed 500,000 shares of Common Stock. In the event that the number of shares subject to options to be granted pursuant to any offering under the Plan exceeds the number of shares available to be purchased under the Plan, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

     Options granted pursuant to the Plan shall be evidenced by a Subscription and Authorization Form in such form as the Committee shall from time to time approve, provided that all members granted such options shall have the same rights and privileges (except as otherwise provided in Section 4(b) and subparagraphs (b) and (d) below), and provided further that such options shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The option price shall be an amount equal to 85 percent of the fair market value of such stock on the exercise date (as defined in Section 6(c) of the Plan). During such time as the Common Stock is quoted as a National Market Issue on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value per share shall be the closing price of the Common Stock as quoted by NASDAQ on the exercise date (as defined in Section 6(c) of the Plan). If the Common Stock is listed on a national securities exchange or exchanges, such fair market value shall be the highest closing price of the Common Stock on such securities exchange or exchanges on the day the option is exercised or, if no sale of the Common Stock shall have been made on any securities exchange on that day, on the next preceding day on which there was a sale of such Stock. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price.

          (b) Medium and Time of Payment. The option price shall be payable in full in United States dollars, pursuant to uniform policies and procedures established by the Committee, not later than the exercise date (as defined in Section 6(c) of the Plan) of such option. The funds required for such payment may be derived by (i) regular withholding from a member's compensation in approximately equal installments over the term of the option or such other period as may be approved by the Committee, subject to minimum payroll deductions of $5.00 for members paid weekly; $12.50 for members paid semimonthly; and $25.00 for members paid monthly or less frequently or (ii) a lump-sum payment subject to a minimum amount as determined by the Committee. No interest shall accrue on the member funds held by the Company. A member shall have the right at any time to terminate the withholding from his or her compensation of amounts to be paid toward the option price, or to decrease the amount so withheld, by submitting a written request to the Company at least 10 days before any exercise date (as defined in Section 6(c) of the Plan). A member shall have the right to cancel his or her option in whole or in part and to obtain a refund of amounts withheld from his or her compensation or paid in a lump-sum to the Company by submitting a written request to the Company at least 10 days before any exercise date (as defined in Section 6(c) of the Plan). Such amounts shall thereafter be paid to the member within a reasonable period of time. No interest shall accrue on such amounts.

          (c) Term of Option. The date on which the Common Stock to which an option pertains is to be purchased by the optionee (the "Exercise Date") shall be the last business day of the fiscal quarter in which the Grant Date occurs. Except to the extent an option has been cancelled by the optionee prior to the Exercise Date, it shall be deemed automatically exercised on the Exercise Date to the extent of payments received from the optionee.

          (d) Accrual Limitation. No option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" (as defined in the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 6(d) -- (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and (iii) a right to purchase stock which has accrued under an option granted pursuant to the Plan may not be carried over to any other option.

          (e) Termination of Employment. If an optionee ceases to be employed by the Company or a subsidiary:

                 i. Because of retirement or disability, he or she may elect to continue making payments equal to the rate of payroll deductions or lump-sum payments made before retirement or disability until the first Exercise Date following retirement or disability; or otherwise the accumulated payment in his or her account at the time of retirement or disability will be applied to purchase shares at the applicable purchase price, unless the Company is otherwise notified in writing.

                 ii. For any other reason, the total unused payments credited to his or her account will promptly be refunded without interest, and he or she will have no other rights or options under the Plan.

          (f) Transferability. Neither payments credited to an optionee's account nor any rights to receive Common Stock under the Plan may be transferred by an optionee except by the laws of descent and distribution. Any such attempted transfer will be without effect, except that the Company may treat such act as an election by the optionee to withdraw in accordance with Section 6(b). Each account will be subject to liens, attachments, and garnishments pursuant to judgments against the optionee in the same manner as wages earned by the optionee. Options may not be exercised during an optionee's lifetime except by the optionee, or in the event of the optionee's legal incapacity by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

          (g) Death and Designation of Beneficiary. An optionee may file with the Company a written designation of beneficiary and may change such designation of beneficiary at any time by written notice to the Company. On the death of an optionee, the elections provided on termination of employment for retirement or disability may be exercised by the optionee's beneficiary, executor, administrator, or other legal representative.

          (h) Adjustments. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options or available for awards as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alterna tive consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced, except that in no event shall the Committee substitute such alternative consideration that would disqualify this Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

          (i) Rights as a Shareholder. An optionee shall have no rights as a Shareholder with respect to any Common Stock covered by his or her option until the Exercise Date following payment in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 6(h) of the Plan.

          (j) Share Restrictions. All shares for which options are exercised shall be restricted for a period of five years from the Exercise Date (the "Restriction Period") as to sale or disposal as follows: (i) before the optionee can sell or dispose of such shares to a third party, the optionee must first offer such shares for sale in writing to the Company; (ii) on or before the end of the third business day after the Company receives such writing, the Company shall notify the optionee whether it will accept or decline the offer to sell; (iii) if the Company accepts the offer, the sale of any such shares by the optionee to the Company, if sold within one year following the optionee's purchase, shall be at a price equal to the lower of the price paid by the optionee for such shares or the closing price on the date such shares are offered for sale, as quoted by NASDAQ; or, if sold more than one year following the optionee's purchase, the closing price on the date such shares are offered for sale, as quoted by NASDAQ; and (iv) notice of this restriction shall be provided by a legend typed or printed on the certificate or certificates representing such shares. Notwithstanding the foregoing, an optionee may transfer such shares during the Restriction Period to a spouse, child, lineal descendant, or a trust for the benefit of any such persons, if such shares have been held by the optionee for a period of at least two years from the Grant Date and one year from the Exercise Date. If shares are transferred to a spouse, child, lineal descendant, or a trust for the benefit of any such persons during the Restriction Period, the above restrictions on sale or disposal shall apply to such spouse, child, lineal descendant, or trust during the remainder of the Restriction Period.

          (k) Nondistribution Purpose. Unless and until the Common Stock subject to options under the Plan is registered under the Securities Act of 1933, as amended (the "Securities Act"), each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be not with a view to resale or distribution or any participation therein. Resales of such stock without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act and any other applicable law, regulation, or rule of any governmental agency.

          (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.

SECTION 7.  TERM OF PLAN.

     Options shall be granted pursuant to the Plan within a period of ten years from the date the Plan is adopted by the Board of Directors.

SECTION 8.  AMENDMENT OF THE PLAN.

     The Plan may be amended from time to time by the Committee, but without further approval of the Shareholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by Section 6(h) of the Plan shall not be limited by this provision) or materially modify the requirements as to eligibility for participation in the Plan as determined under Rule 16b-3 of the Exchange Act. Furthermore, the Plan may not, without further approval of the Shareholders, be amended in any manner that would cause options issued under it to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code or cause transactions under the Plan to cease to qualify as exempt transactions under Rule 16b of the Exchange Act.

SECTION 9.  APPROVAL OF SHAREHOLDERS.

     The Plan shall not take effect until approved by vote of the holders of a majority of the total number of outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present in person or by proxy, which approval must occur within the period of 12 months after the date the Plan is adopted by the Board of Directors.

SECTION 10.  RULE 16b-3 TRANSITION.

     The Plan is intended to comply with and be subject to Rule 16b-3 under the Exchange Act as in effect prior to May 1, 1991. All references herein to Rule 16b-3 shall be deemed to refer to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that the Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991 at and after which time all references herein to Rule 16b-3 shall be deemed to refer to Rule 16b-3 as in effect on and after May 1, 1991.